EXHIBIT 5

                     OPINION OF MORGAN, LEWIS & BOCKIUS LLP

                                                                   May 28, 1996

Universal Display Corporation
Three Bala Plaza East, Suite 104
Bala Cynwyd, PA  19004

         RE: Universal Display Corporation -- Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Universal Display Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of the registration statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 1,816,772 shares of the Company's common stock, $.01 par value (the "Common Stock"), to be sold by the individuals listed as selling shareholders in the Registration Statement (the "Selling Shareholders") upon the exercise of outstanding options and warrants held by such Selling Shareholders (the "Options and Warrants"). In this connection, we have reviewed (a) the Registration Statement; (b) the Company's Amended and Restated Articles of Incorporation; (c) the Company's By-laws, as amended; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) the agreements governing the exercise of the Options and Warrants (the "Option and Warrant Agreements"); and (f) such other documents and records as we have considered necessary or desirable in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Our opinion set forth below is limited to the Business Corporation Law of the Commonwealth of Pennsylvania.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders as described in the Registration Statement, when and to the extent issued by the Company upon the exercise of the Options and Warrants in the manner contemplated by the Option and Warrant Agreements, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,



                                                /s/ MORGAN, LEWIS & BOCKIUS LLP
                                                    ----------------------------
                                                    MORGAN, LEWIS & BOCKIUS LLP